Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8, to Form S-4 Registration Statement of First Busey Corporation of our reports dated February 27, 2025, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of First Busey Corporation, appearing in the Annual Report on Form 10-K of First Busey Corporation for the year ended December 31, 2024.

/s/ RSM US, LLP

Chicago, Illinois

March 7, 2025